Exhibit 99.1

Columbia Care Reports First Quarter 2023 Results

Quarterly Revenue of $125 Million, an Increase of 1% YoY

Quarterly Gross Profit of Over $47 Million, an Increase of 13% QoQ

Quarterly Adjusted EBITDA1 of Over $16 Million and Adjusted EBITDA Margin1 of Over 13%

NEW YORK, N.Y., May 15, 2023 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”), one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the first quarter ended March 31, 2023. All financial information presented in this release is in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted.

“As we continue our efforts to move the Cresco Labs transaction forward, we were pleased with the operational progress we made during the first quarter of 2023. Columbia Care continued to optimize our portfolio of assets and reduce costs to improve profitability as we move towards free cash flow generation later this year. We took steps to proactively manage our capital structure to meet our upcoming maturities and allow for flexibility to reduce leverage going forward. As we’ve seen in recent quarters, the drivers of growth for the Company continue to be east coast markets, especially New Jersey, Virginia and West Virginia, helping us grow our topline revenue 1% over Q1 2022 in spite of economic headwinds. The sequential topline trend reflected the impact of a reduction in the total number of retail locations early in the quarter, the accounting impact from the successful launch of our Stash Cash loyalty program, and expected seasonality, demonstrating the strength of the remaining portfolio,” said Nicholas Vita, CEO of Columbia Care.

Vita continued, “Our decision to prioritize markets that are driving profitability and growth was reflected by two store openings in Virginia and one in West Virginia towards the end of the quarter. Our decision to reduce exposure to unprofitable markets and assets accelerated in the first quarter, with the sale of our Missouri operations and the closure of unprofitable retail locations in Colorado. Investors should expect to see the effects of our operational and financial reprioritization, including targeted cost-reduction measures, non-core asset divestitures, improvements in cultivation and manufacturing utilization rates, and related efforts to improve leverage ratios while we reduce our cost of capital. Although the restructuring initiatives that have been implemented did not have a material impact on the first quarter, they will have an impact on the business and our profitability going forward. The final phase of the rollout of our improved organizational and operational structure is expected to take effect in the coming months, which will also culminate with several other internally facing efficiency initiatives. We look forward to continued growth in our strategic portfolio, including the transitions to adult use in Maryland and Delaware later this year.”

First Quarter 2023 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q1 2023	Q4 2022	Q1 2022	% QoQ	% YoY
Revenue	$124,535	$126,187	$123,087	-1.3%	1.2%
Gross Profit	$47,081	$41,601	$56,627	13.2%	-16.9%

Adj. Gross Profit[1,2]	$47,696	$47,182	$56,627	1.1%	-15.8%
Adj. Gross Margin[1,2]	38.3%	37.4%	46.0%	91 bps	-771 bps
Adj. EBITDA[1,2]	$16,364	$17,405	$16,832	-6.0%	-2.8%

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]	Excludes $0.6 million in Q1 2023 and $5.6 million in Q4 2022; see the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 for additional disclosure.

Top 5 Markets by Revenue in Q1[3]: Colorado, New Jersey, Ohio, Pennsylvania, Virginia

Top 5 Markets by Adjusted EBITDA in Q1[3]: Maryland, New Jersey, Ohio, Pennsylvania, Virginia

[3]	Markets are listed alphabetically

Operational Highlights

Enhancing scale and optimizing strategic retail network:

•	In Q1 2023, the Company opened two locations in Virginia (Hampton & Colonial Heights) and one in West Virginia; Virginia remains a top market by revenue and Adjusted EBITDA

•

Around the beginning of Q1 2023, as part of the ongoing efficiency initiatives to enhance profitability that were announced in January, the Company closed two unprofitable locations in Colorado and subsequently signed a definitive agreement to divest unprofitable assets (dispensary and manufacturing) in Missouri

•	Subsequent to quarter-end, the Company opened one additional location in Norfolk, Virginia, bringing total active store count to 85

•	Wholesale revenue held constant at $15.2 million in Q1 2023 compared to Q4 2022, driven by price stability and increasing volume

•

Retail revenue declined 1.5% sequentially, primarily due to anticipated seasonality and the closure of three retail locations at the beginning of the quarter, in addition to the accounting impact of Stash Cash rewards program

•

New Jersey revenue increased more than 7% sequentially, and the two active retail locations in the state remain among the top dispensaries in the Company’s portfolio; the third New Jersey retail location is in development

•	Virginia market revenue grew more than 9% sequentially, with two new retail locations added and continued growth of the patient population

•	The Company saw sequential revenue growth of approximately 7% in both Ohio and Pennsylvania

•	Five additional dispensaries in development during 2023 include three in Virginia, one in New Jersey, and one in Maryland

Proven cultivation expertise and continued improvements:

•

In Q1 2023, overall cultivated cost per gram was down more than 11% YoY due to continued gains in operational efficiency and productivity; multiple markets saw improved potency through strict adherence to standard operating procedures

•

The Company now counts more than 70 high potency strains (25% THC or higher) throughout the portfolio, which is accretive to gross margin as we continue to see a higher percentage of the portfolio in the high potency category that commands premium pricing

•

Enhanced production capabilities and prioritization of concentrates and edibles in the wholesale market contributed to a 4-percentage point increase in share of concentrates within wholesale revenue product mix

•

Cultivation improvements and standardization represent significant opportunity to improve gross margin further; the Company continues to optimize production planning, genetics selection, environmental controls and plant management across the cultivation portfolio to support market demand

Improvement in cultivation efficiency and standardization supports introduction of upgraded brands, such as Triple 7 and Seed & Strain, to drive future pricing improvements and wholesale demand

Sustained momentum on branding initiatives at retail and product levels:

•	In Q1 2023, launched new line of formulated cannabis tablets, Press 2.0, in Delaware, Massachusetts, New Jersey, Virginia and West Virginia

•	Retail share of internal brand sales increased to 46% in Q1 2023 compared to 45% in Q4 2022

•	In-house brands accounted for 60% of all flower sold at Columbia Care dispensaries in Q1 2023

•	There are now 35 Cannabist locations in the U.S. with additional openings planned in 2023

Capital Markets & Liquidity Highlights

•	The Company ended the quarter with $40.2 million in cash

•	Capital expenditures in Q1 were approximately $5.7 million, primarily for new store openings; Q1 is expected to be the highest quarterly capital expenditure for 2023

•

On March 13, 2023, the Company signed definitive agreements to divest interests in the Missouri market for approximately $7 million (50% cash due at signing and 50% at close); Missouri market generated $1 million in EBITDA loss in 2022

•

On March 28, 2023, the Company exercised its unilateral right to extend the maturity date of its 13% senior secured notes in the amount of $38.2 million, originally due May 14, 2023, to May 14, 2024; the Company has no debt maturities prior to that date other than a $5.6 million convertible note in December 2023

•

The corporate restructuring initiatives announced in January 2023, which reduced or exited cultivation operations in six markets, closed four unprofitable retail stores in Colorado and Missouri (Q1 2023) and California (Q4 2022), and eliminated approximately 25% of corporate positions, are expected to generate a net $35 million in annualized savings

•

The Company has exited several markets and assets that were not accretive to cash flow, including closing its CBD and European businesses and selling its assets in Puerto Rico, which, when combined with the recent exit of Missouri, will generate an incremental savings of approximately $3 million annually going forward

Status of Pending Cresco Labs Transaction

As previously disclosed, in March 2022, Columbia Care entered into an arrangement agreement (as amended, the “Arrangement Agreement,”) with Cresco Labs Inc. (“Cresco Labs”), pursuant to which, Cresco Labs agreed, subject to the terms and conditions thereof, to acquire all of the issued and outstanding common shares and proportionate voting shares of Columbia Care (the “Cresco Labs Transaction”), pursuant to a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia).

In furtherance of the Arrangement Agreement, Columbia Care continues to collaborate closely with Cresco Labs on the divestiture transactions required to obtain the regulatory approvals which are conditions of closing of the Arrangement. The Company has no updates to provide on the timing for execution of agreements relating to outstanding divestiture transactions.

Conference Call and Webcast Details

The Company will host a conference call on Monday, May 15, 2023 at 8:00 a.m. ET to discuss financial and operating results for the first quarter of 2023.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BI47e5e42a5c56427c8ea8b8ed2d3a4494. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.columbia.care/ or at https://edge.media-server.com/mmc/p/kfcj9amv.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products and related services, with licenses in 16 U.S. jurisdictions. Columbia Care operates 126 facilities including 94 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information on Columbia Care, please visit www.columbia.care.

Non-GAAP Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. Columbia Care considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our quarterly report on Form 10-Q.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: expectations related to growth, cost management and financial numbers including free cash flow, the Cresco transaction, and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including assumptions on the satisfaction of the conditions precedent to the closing of the Cresco transaction; the receipt of any necessary regulatory approvals in connection with the Cresco transaction; the impact of the Cresco transaction on the Company’s and Cresco’s current and future operations, financial condition and prospects; the value of the Cresco shares; the costs of the Cresco transaction and potential payment of a termination fee in connection with the Cresco transaction; the ability to successfully integrate with the operations of Cresco and realize the expected benefits of the Cresco transaction; the ability to sign and close divestiture transactions related to the Cresco transaction; access to public and private capital for buyers of assets being divested in relation to the Cresco transaction; the fact that marijuana remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company or for Cresco; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; expectations for the potential benefits of any transactions including the acquisition of Green Leaf Medical and Medicine Man; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions (including the Cresco transaction) will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10-K for the year ended December 31, 2022, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

VP, Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenue	$124,535	$126,187	$123,087
Cost of sales	(77,454)	(84,518)	(66,460)
Cost of sales related to business combination fair value adjustments to	—	(68)

Gross profit	47,081	41,601	56,627
Selling, general and administrative expenses	(55,350)	(402,358)	(71,292)

Loss from operations	(8,269)	(360,757)	(14,665)
Other income (expense), net	(17,614)	22,618	(12,609)
Income tax benefit (expense)	(10,689)	37,122	(632)

Net income (loss)	(36,572)	(301,017)	(27,906)
Net income (loss) attributable to non-controlling interests	(768)	(907)	(1,270)

Net income (loss) attributable to Columbia Care shareholders	$(37,340)	$(300,110)	$(26,636)
Weighted average common shares outstanding - basic and diluted	401,438,546	400,467,851	376,397,260
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.09)	$(0.75)	$(0.07)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $thousands, unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Cash	$40,159	$48,154	$50,023	$81,440
Total current assets	238,479	237,177	208,515	256,110
Property and equipment, net	348,581	357,993	370,820	373,877
Right of use assets	210,751	219,895	259,655	254,849

Total assets	973,021	994,726	1,371,578	1,420,465

Total current liabilities	172,363	203,118	178,015	138,499
Total liabilities	791,696	787,823	870,701	892,496
Total equity	181,325	206,903	500,877	527,969

Total liabilities and equity	$973,021	$994,726	$1,371,578	$1,420,465

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $thousands, unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net cash provided by (used in) operating activities	$(3,405)	$5,152	$(16,770)	$(71,961)
Net cash (used in) investment activities	(2,552)	(3,369)	(14,276)	(28,127)
Net cash provided by (used in) financing activities	$(2,037)	$(3,652)	$(371)	$13,454

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $thousands, unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income (loss)	$(36,572)	$(301,017)	$(27,906)
Income tax (benefit) expense	10,689	(37,122)	632
Depreciation and amortization	15,063	21,711	21,210
Net interest and debt amortization	13,671	14,035	12,670

EBITDA (Non-GAAP)	$2,851	$(302,393)	$6,606

Share-based compensation	$6,515	$7,281	$6,374
Goodwill and intangible impairment	—	340,121	—
Adjustments for other acquisition and non-core costs	6,968	10,310	3,169
Gain on remeasurement of contingent consideration, net	—	(37,362)	—
Fair value changes on derivative liabilities	30	(620)	683
Fair value mark-up for acquired inventory	—	68	—

Adjusted EBITDA (Non-GAAP)	$16,364	$17,405	$16,832